Exhibit 16.1

October 21, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by American Strategic Investment Co., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of American Strategic Investment Co. dated October 16, 2025.  We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017 (646) 471 3000